POWER OF ATTORNEY


KNOW ALL MEN BY THESE PRESENTS, that the undersigned hereby appoints W. Andrew Macan, Nancy J. Engers and Patricia S. Tomczyk to be the undersigned's true and lawful attorneys, for his/her and in his/ her name, place and stead to execute, acknowledge, deliver and file Forms 3, 4 and 5 (including amendments thereto) with respect to securities of The Chubb Corporation (the "Company"), required to be filed with the Securities and Exchange Commission, national securities exchanges and The Chubb Corporation pursuant to Section 16(a) of the Securities Exchange Act of 1934 and the rules and regulations thereunder, granting to W. Andrew Macan, Nancy J. Engers and Patricia S. Tomczyk full power and authority to use the undersigned's CCC, CIK and password established with the Securities and Exchange Commission's EDGAR filing system, disclose information to brokers and perform all acts necessary to the completion of such purposes.

The undersigned agrees that the attorneys-in-fact herein, W. Andrew Macan, Nancy
  J. Engers and Patricia S. Tomczyk may rely entirely on information furnished orally or in writing by the undersigned to such attorneys-in-fact. The undersigned also agrees to indemnify and hold harmless the Company and the attorneys-in-fact against any losses, claims, damages or liabilities (or actions in these respects) that arise out of or are based upon any untrue statements or omission of necessary facts in the information provided by the undersigned to the attorneys-in-fact for purposes of executing, acknowledging, delivering or filing Forms 3, 4 or 5 (including amendments thereto) and agrees to reimburse the Company and the attorneys-in-fact herein for any legal or other expenses reasonably incurred in connection with investigating or defending against any such loss, claim, damage, liability or action.

The validity of this Power of Attorney shall not be affected in any manner by reason of the execution, at any time, of other powers of attorney by the undersigned in favor of persons other than those named herein.

The undersigned agrees and represents to those dealing with its attorneys-in-fact herein,
W. Andrew Macan, Nancy J. Engers and Patricia S. Tomczyk, that this Power of Attorney is for indefinite duration and may be voluntarily revoked only by written notice to such attorneys-in-fact, delivered by registered mail or certified mail, return receipt requested.

WITNESS THE EXECUTION HEREOF this 29th day of April, 2008.

							By:  /s/ Daniel E. Somers
STATE OF:
COUNTY OF:

_________________________________
Notary Public

State of:__________________________
My Commission expires:_____________
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